Exhibit 10.2

Execution Version

SALE AND CONTRIBUTION AGREEMENT

THIS SALE AND CONTRIBUTION AGREEMENT dated as of January 8, 2020 (this “Agreement”), is entered into by and between Trinity Capital Fund IV, L.P., as depositor (the “Depositor”) and Trinity Funding 1, LLC (“SPE 1”).

W I T N E S S E T H:

WHEREAS, on the Initial Borrowing Date and from time to time, (i) pursuant to this Agreement, the Depositor intends to contribute, sell, transfer, assign and convey (“Transfer”, and the terms “Transfers” and “Transferred” shall have corollary meanings) and SPE 1 intends to purchase and acquire certain Assets meeting the Eligibility Criteria and (ii) pursuant to that certain Credit Agreement, dated as of the date hereof (as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPE 1, Trinity Capital Fund II, L.P., Trinity Capital Fund III, L.P., Trinity Funding 2, LLC and Trinity Funding 3, LLC (each as a “Borrower”), the financial institutions from time to time parties hereto (each such financial institution (including any Conduit Lender), a “Lender” and collectively, the “Lenders”), each Funding Agent representing a group of Lenders, Credit Suisse AG, New York Branch, as agent for the Lenders (in such capacity, the “Agent”), Wells Fargo Bank, National Association, not in its individual capacity, but solely as paying agent (in such capacity, the “Paying Agent”) and as custodian (in such capacity, the “Custodian”) and that certain Security Agreement, dated as of the date hereof (as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the grantors referred to therein and the Agent, SPE 1 intends to pledge, among other things, such Assets acquired hereunder to secure the Advances made by the Lenders; and

WHEREAS, the Depositor may, and in certain circumstances will be required to, repurchase or substitute any Defective Asset, Defaulted Asset or Delinquent Asset previously acquired by SPE 1 hereunder and pledged to the Agent pursuant to the Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto hereby agree as follows:

Section 1. Definitions; Rules of Construction. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement. Not all terms used in the Credit Agreement are used in this Agreement. The rules of construction set forth in Section 1.3 of the Credit Agreement shall apply to this Agreement and are hereby incorporated by reference into this Agreement as if set forth fully herein.

Section 2.   Acquisition of Conveyed Property.

(a) Subject to the terms and conditions of this Agreement, as of the Initial Borrowing Date, the Depositor shall absolutely Transfer to SPE 1 all of its right, title and interest in and to, and obligations under, (i) the Assets listed on the Schedule of Assets attached hereto as Exhibit A and all monies due, to become due or paid in respect thereof on and after the initial Cut-Off Date and all Insurance Proceeds and other recoveries thereon arising after the initial Cut-Off Date, (ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Assets, (iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character (including, without limitation, any warrants executed by an Obligor with respect to such Assets) from time to time supporting or securing payment for such Assets, (iv) all documents relating to the applicable Custodian File and other records relating to the Assets and the Related Property, and (v) all income, payments, proceeds and other benefits of the foregoing, including, but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions and other property consisting of, arising out of, or related to the foregoing (collectively, the “Initial Conveyed Property”). SPE 1 shall expressly accept from the Depositor all of the Depositor’s right, title and interest in and to, and obligations under, the Initial Conveyed Property, to have and to hold the same unto SPE 1 and to the successors, legal representatives and assigns of SPE 1 forever.

(b) From time to time, in connection with the delivery of an Additional Asset Supplement, substantially in the form of Exhibit B (each an “Additional Asset Supplement”) on the Transfer Date set forth therein, the Depositor shall absolutely Transfer to SPE 1 all of its right, title and interest in and to, and obligations under, (i) the Assets listed in such Additional Asset Supplement and all monies due, to become due or paid in respect thereof on and after the related Cut-Off Date set forth in the Additional Asset Supplement and all Insurance Proceeds and other recoveries thereon arising after such Cut-Off Date, (ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Assets, (iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character (including, without limitation, any warrants executed by an Obligor with respect to such Assets) from time to time supporting or securing payment for such Assets, (iv) all documents relating to the applicable Custodian File and other records relating to the Assets and the Related Property, and (v) all income, payments, proceeds and other benefits of the foregoing, including, but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions and other property consisting of, arising out of, or related to the foregoing (collectively, the “Subsequent Conveyed Property” and together with the Initial Conveyed Property, the “Conveyed Property”). SPE 1 shall expressly accept from the Depositor all of the Depositor’s right, title and interest in and to, and obligations under, the Subsequent Conveyed Property, to have and to hold the same unto SPE 1 and to the successors, legal representatives and assigns of SPE 1 forever.

(c) Delivery of Custodian Files. In connection with the sale, transfer, assignment and conveyance of the Conveyed Property hereunder, the Depositor hereby agrees to deliver or cause to be delivered to the Custodian all related Custodian Files and SPE 1 hereby agrees to cause such delivery to be in accordance with the Custodial Agreement.

(d) Collections. The Depositor shall deposit or cause to be deposited all collections that are received by it in respect of the Eligible Assets conveyed hereunder on and after the related Cut-Off Date into the SPE 1 Lockbox Account.

(e) Limitation of Liability. Neither SPE 1 nor any subsequent assignee or successor SPE 1 shall have any obligation or liability to any Obligor in respect of any Asset conveyed hereunder, in each case arising or existing prior to the Closing Date or Transfer Date, as applicable. No such obligation or liability is intended to be assumed by SPE 1 or any subsequent assignee or successor herewith and any such obligation or liability is hereby expressly disclaimed.

(f) Settlements at SPE 1. Each of the Depositor and SPE 1 acknowledges and agrees that, solely for administrative convenience, any transfer document or assignment agreement (or any chain of endorsement, as applicable) required to be executed and delivered in connection with the transfer of an Asset in accordance with the terms of the Underlying Asset Documents may reflect that the Depositor (or any third party from whom the Depositor or SPE 1 may purchase an Asset) is assigning such Asset directly to SPE 1. Nothing in any such transfer document or assignment agreement (or nothing in the chain of endorsement, as applicable) shall be deemed to impair the sales, conveyances and transfers of the Assets by the Depositor to SPE 1 in accordance with the terms of this Agreement.

Section 3.  Consideration and Payment. The purchase price for the Conveyed Property conveyed to SPE 1 under this Agreement shall be (x) for all Eligible Assets that are Loans, the aggregate outstanding principal balance of such Loans plus accrued interest to the applicable Cut-Off Date and (y) for all Eligible Assets that are Leases, the aggregate Lease Principal Amounts minus the amount of any security deposits (collectively, the “Acquisition Price”), payable at the Depositor’s discretion (i) by payment in cash in immediately available funds; and/or (ii) by accepting a contribution to SPE 1’s capital in an amount equal to the unpaid balance of the Acquisition Price (as reflected in the books and records of the Depositor and SPE 1 in accordance with GAAP). In the absence of any agreement to the contrary, any portion of the Acquisition Price not paid in cash shall automatically be deemed to be a contribution to SPE 1’s capital, in accordance with the terms of this Section 3, in an amount equal to the unpaid portion of the Acquisition Price payable on such date, which shall be reflected in the books and records of the Depositor and SPE 1 in accordance with GAAP.

Section 4.  Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that each transfer of the Conveyed Property made pursuant to the terms hereof and an Additional Asset Supplement shall constitute, as of the applicable Transfer Date, an assignment, sale and absolute transfer by the Depositor to SPE 1 and not a loan secured by the Conveyed Property. The Depositor and SPE 1 agree to treat each such transfer of the Conveyed Property to SPE 1 as a contribution of capital and sale for all purposes under GAAP and for applicable tax purposes and not to take or assert positions that are inconsistent with the true sale treatment of the transactions hereunder. Each of the Depositor and SPE 1 agrees to cause its internal financial statements and books and records to reflect each contribution and sale of the Conveyed Property hereunder and to include the Conveyed Property as assets of SPE 1 and not of the Depositor as of the applicable Transfer Date. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto that (i) the Depositor shall be deemed to have granted to SPE 1 as of the Initial Borrowing Date a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Conveyed Property and (ii) this Agreement shall constitute a security agreement under applicable law. In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable state law which could lawfully be contracted for, charged or received, or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable state law (the “Highest Lawful Rate”). In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

The characterization of the Depositor as "debtor" and SPE 1 as "secured party" in any financing statement required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale to SPE 1 of the Depositor’s entire right, title and interest in and to the Conveyed Property. The Depositor does hereby authorize SPE 1 to file such financing statements (and continuation statements with respect to such financing statements when applicable) as may be necessary to perfect the SPE 1’s security interest under the UCC.

Section 5.      Representations and Warranties of the Depositor. The Depositor hereby represents and warrants as of the Closing Date and as of each Transfer Date as follows:

(a) Organization; Corporate Powers. The Depositor (i) is a duly organized and validly existing entity, in good standing under the laws of its formation, (ii) has the power and authority to own property and assets and to transact business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified.

(b) Authority and Enforceability. The Depositor has the requisite organizational power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary company or other organizational action to authorize the execution, delivery and performance of this Agreement. The Depositor has duly executed and delivered this Agreement and this Agreement is the legal, valid and binding obligation of the Depositor enforceable in accordance with the terms hereof, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or a law).

(c) Government Approvals. No order, consent, authorization, approval, license, or validation of, or filing recording, registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to: (i) the execution, delivery and performance by the Depositor of this Agreement or any of its obligations hereunder or (ii) the legality, validity, binding effect or enforceability of this Agreement.

(d) Applicable Law, Contractual Obligations and Organizational Documents. Neither the execution, delivery and performance by the Depositor of this Agreement nor compliance with the terms and provisions hereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to the Depositor or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the property or assets of the Depositor pursuant to the terms of any contract, or (iii) will breach any provision of the certificate of formation or the operating agreement of the Depositor.

(e) Accuracy and Completeness of Information. All written information (other than financial projections, forward looking statements, and information of a general economic or industry specific nature) furnished by or on behalf of the Depositor in writing to SPE 1 as set forth on Schedule I hereto in connection with this Agreement is true, correct and complete in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading as of such date. All projections and forward looking statements furnished by or on behalf of the Depositor were prepared in good faith based on assumptions believed to be reasonable at the time they were provided.

(f) Ownership and Transfer. With respect to the Conveyed Property Transferred on such date, (i) the Depositor has valid, good and marketable title to such Conveyed Property Transferred by it and such Conveyed Property is Transferred free and clear of all liens other than Permitted Liens, and (ii) the Depositor has the unrestricted right to Transfer to SPE 1 all right, title and interest in and to, such Conveyed Property.

(g) Transfer of Eligible Assets. With respect to the Assets Transferred on such date, all such Assets are Eligible Assets as of the related Cut-Off Date.

(h) Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 6.    Representations and Warranties of SPE 1. SPE 1 hereby represents and warrants as of the Closing Date and as of each Transfer Date as follows:

(a) Organization; Corporate Powers. SPE 1 (i) is a duly organized and validly existing entity, in good standing under the laws of its formation, (ii) has the power and authority to own property and assets and to transact business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified.

(b) Authority and Enforceability. SPE 1 has the requisite organizational power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary company or other organizational action to authorize the execution, delivery and performance of this Agreement. SPE 1 has duly executed and delivered this Agreement and this Agreement is the legal, valid and binding obligation of SPE 1 enforceable in accordance with the terms hereof, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or a law).

(c) Government Approvals. No order, consent, authorization, approval, license, or validation of, or filing recording, registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to: (i) the execution, delivery and performance by SPE 1 of this Agreement or any of its obligations hereunder or (ii) the legality, validity, binding effect or enforceability of this Agreement.

(d) Applicable Law, Contractual Obligations and Organizational Documents. Neither the execution, delivery and performance by SPE 1 of this Agreement nor compliance with the terms and provisions hereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to SPE 1 or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the property or assets of SPE 1 pursuant to the terms of any contract, or (iii) will breach any provision of the certificate of formation or the operating agreement of SPE 1.

(e) Accuracy and Completeness of Information. All written information (other than financial projections, forward looking statements, and information of a general economic or industry specific nature) furnished by or on behalf of SPE 1 in writing to the Depositor set forth on Schedule I hereto in connection with this Agreement is true, correct and complete in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading as of such date.

(f) Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 7.    Repurchases and Substitutions.

(a) Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the receipt of notice by the Depositor from SPE 1 or the Agent of a breach of the representation and warranty in Section 5(g) hereof, which breach has a material adverse effect on SPE 1 or the Agent (for the benefit of the Lenders) (a “Defective Asset”), the Depositor shall within sixty (60) days of such notice, cure in all material respects the circumstance or condition which has caused the representation or warranty to be incorrect or either (i) repurchase such Defective Asset at the Repurchase Price (defined below) or (ii) substitute one or more Qualified Substitute Assets and pay the related Substitution Shortfall Amount, if any. The repurchase price for any Defective Asset conveyed to SPE 1 under this Agreement (the “Repurchase Price”) shall be (x) if such Defective Asset is a Loan, the outstanding principal balance of such Loan plus accrued interest and (y) if such Defective Asset is a Lease, the Lease Principal Amounts minus the amount of any security deposits.

(b) Optional Repurchases and Substitutions of Defaulted Assets and Delinquent Assets. With respect to Defaulted Assets and Delinquent Assets, on any date, the Depositor shall have the option, but not the obligation, to either (i) repurchase a Defaulted Asset or Delinquent Asset, as the case may be, from SPE 1 for a price equal to the related Repurchase Price or (ii) substitute one or more Qualified Substitute Assets for a Defaulted Asset or Delinquent Asset, as the case may be, and pay the related Substitution Shortfall Amount, if any.

(c) Limitation on Optional Repurchases and Substitutions of Assets. The aggregate Outstanding Asset Amount of any Defaulted Assets or Delinquent Assets (in each case, measured as of the date immediately prior to such Asset becoming classified as such) that are the subject of any optional repurchase or substitution, as applicable, pursuant to Section 7(b) shall not exceed 10.0% of the highest aggregate Outstanding Asset Amount of all Assets owned by SPE 1 since the Closing Date less the sum of the Outstanding Asset Amounts of all Defaulted Assets and Delinquent Assets (in each case, measured as of the date immediately prior to such Asset becoming classified as such) previously repurchased or substituted, as applicable, at the Depositor’s option.

(d) Payments of Repurchase Prices and Substitution Shortfall Amounts. The Depositor hereby agrees to remit all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts in immediately available funds to the Paying Agent for deposit into the SPE 1

Collection Account.

(e) Schedule of Assets. The Depositor hereby agrees, on each date on which an Asset has been repurchased, substituted or released to provide (or cause the Servicer to provide) SPE 1, the Agent and the Custodian, with a revised Schedule of Eligible Assets reflecting the removal of such Asset(s) and substitution with any Qualified Substitute Asset, as applicable.

(f)  Certification. The Depositor shall, on each Transfer Date, be deemed to certify to SPE 1 and the Agent on behalf of the Lenders that (i) each Asset substituted for a Defective Asset, a Defaulted Asset or a Delinquent Asset, in each case in accordance with the terms of this Section 7, meets all the criteria of the definition of "Qualified Substitute Asset," and (ii) the Custodian File for each Qualified Substitute Asset has been delivered to the Custodian.

(g)  Release. In connection with any repurchase or substitution of one or more Assets contemplated by this Section 7, upon satisfaction of the conditions contained in this Section 7, (i) SPE 1 shall cause a distribution in kind of such Asset(s) to the Depositor and shall execute and deliver (or shall cause the Agent or the Custodian, as applicable, to execute and deliver, pursuant to the terms of the Credit Agreement) such releases and instruments of transfer or assignment presented to it by the Depositor or its designee, in each case without recourse, as shall be necessary to vest in the Depositor or its designee the legal and beneficial ownership of such Assets; provided, however, that with respect to any release of an Asset that is substituted by a Qualified Substitute Asset, SPE 1 shall not execute and deliver or cause the execution or delivery of such releases and instruments of transfer or assignment until the conditions set forth in Section 2.10 of the Credit Agreement are satisfied, and (ii) SPE 1 shall cause the Custodian to release the related Custodian Files to the Depositor or its designee; provided, however, that with respect to any release of an Asset that is substituted by a Qualified Substitute Asset, SPE 1 shall not cause the Custodian to release the related Custodian File until the conditions set forth in Section 2.10 of the Credit Agreement are satisfied.

(h) Sole Remedy. It is understood and agreed that the obligations of the Depositor to repurchase Defective Assets contained in Section 7(a) and the obligation of the Depositor to indemnify pursuant to Section 9 shall constitute the sole remedies for the breaches of any representation or warranty contained in Section 5(g).

Section 8.    Additional Covenants of the Depositor. The Depositor hereby covenants and agrees with SPE 1 as follows:

(a)  The Depositor shall preserve and keep in full force and effect its entity existence, and any material rights, permits, patents, franchises, licenses and qualifications. The Depositor shall comply with all applicable Laws and maintain in place all permits, licenses, approvals and qualifications required for it to conduct its business activities, except such non-compliance as would not be reasonably expected to have a Material Adverse Effect.

(b) On or prior to the Initial Borrowing Date (with respect to the Initial Conveyed Property) or the related Transfer Date (with respect to any Subsequent Conveyed Property), the Depositor shall indicate in its computer files and other records that such Conveyed Property has been sold to SPE 1.

(c) The Depositor shall respond to any inquiries with respect to ownership of the Conveyed Property by stating that all portions of the Conveyed Property have been sold to SPE 1 and that SPE 1 is the owner of the Conveyed Property.

(d) On or prior to the Initial Borrowing Date or the related Transfer Date, as applicable, the Depositor shall file or cause to be filed, at its own expense, financing statements in favor of SPE 1 and the Agent for the benefit of the Lenders with respect to the applicable Conveyed Property meeting the requirements of state law in such manner and in such jurisdictions as are necessary or appropriate to perfect the acquisition of the applicable Conveyed Property by SPE 1 from the Depositor, and shall deliver file-stamped copies of such financing statements to SPE 1 and the Agent for the benefit of the Lenders.

(e) The Depositor agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions (including filing of or the authorization of the Servicer to file UCC continuation statements), that may be necessary, or that SPE 1 or the Agent may reasonably request, to perfect, protect or more fully evidence the sale or contribution of the Conveyed Property, or to enable SPE 1 or the Agent to exercise and enforce its rights and remedies hereunder or under any portion of the Conveyed Property including but not limited to powers of attorney and UCC financing statements.

(f) Any change in the legal name of the Depositor and any use by it of any trade name, fictitious name, assumed name or "doing business as" name occurring after the Closing Date shall be promptly disclosed to SPE 1 and the Agent in writing.

(g) Upon the discovery or receipt of notice of a breach of any of its representations or warranties and covenants contained herein, the Depositor shall promptly disclose to SPE 1 and the Agent, in reasonable detail, the nature of such breach.

(h) The Depositor shall promptly (but in no event later than two (2) Business Days after receipt) transfer to SPE 1, as applicable, any portion of the Conveyed Property that it receives after the later of (i) the Initial Borrowing Date or (ii) the related Cut-Off Date.

(i)     [Reserved.]

(j) The Depositor will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Conveyed Property at the address of the Depositor listed herein or, upon 30 days' prior written notice to SPE 1 and the Agent, at any other location in jurisdictions where all actions reasonably requested by SPE 1 or the Agent to protect and perfect the interest in the Conveyed Property under the applicable UCC have been taken and completed within 10 days of such notice.

(k) The Depositor will maintain and implement (or cause to be maintained and implemented) administrative and operating procedures and keep and maintain (or cause to be kept and maintained) all documents, books, records and other information reasonably necessary or advisable for the collection of amounts due under and in respect of all payments made with regard to the related Conveyed Property prior to and on the Initial Borrowing Date and/or applicable Transfer Date.

(l) The Depositor authorizes SPE 1 and the Agent to file continuation statements, and amendments thereto, relating to the Conveyed Property without the signature of the Depositor where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. SPE 1 confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

Section 9.     Indemnification.

(a) The Depositor agrees to indemnify SPE 1, the Agent and the Lenders (each an "Indemnified Party", collectively, the "Indemnified Parties") against (x) any and all claims, losses, liabilities, (including legal fees and related costs) that such Indemnified Parties may sustain directly or indirectly related to any inaccuracy or breach of the representations and warranties of the Depositor under Section 5(g) and (y) a failure by the Depositor to perform any of its obligations under this Agreement ("Indemnified Amounts"), including, without limitation, an Indemnified Party's reasonable and documented out-of-pocket costs of defending itself against any claim or bringing any claim to enforce the indemnification obligations of the relevant transaction parties, but excluding (i) Indemnified Amounts to the extent resulting from the gross negligence, fraud or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Asset not related to a breach of representation or warranty; (iii) recourse to the Depositor for a Defaulted Asset or a Delinquent Asset; (iv) Indemnified Amounts attributable to any violation by an Indemnified Party of any requirement of law related to an Indemnified Party; or (v) the operation or administration of the Indemnified Party generally and not related to this Agreement. Notwithstanding anything to the contrary herein, in no event shall the Depositor be liable hereunder on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) suffered by an Indemnified Party. (x) Any Indemnified Party shall promptly notify the Depositor if a claim is made by a third party with respect to this Agreement or the Conveyed Property, and relating to (i) the failure by the Depositor to perform its duties in accordance with the terms of this Agreement or (ii) a breach of the Depositor's representations, covenants and warranties contained in this Agreement, and (y) the Depositor shall assume (with the consent of the related Indemnified Party, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including reasonable and documented counsel fees, and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the related Indemnified Party in respect of such claim. If the consent of the Indemnified Party required in the immediately preceding sentence is unreasonably withheld, the Depositor shall be relieved of its indemnification obligations hereunder with respect to such Person. If the Depositor shall have made any indemnity payment pursuant to this Section 9 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Depositor. The parties agree that the provisions of this Section 9(a) shall not be interpreted to provide recourse to the Depositor against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to an Asset or Qualified Substitute Asset. The Depositor shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Assets or Qualified Substitute Assets.

(b) The Depositor agrees to pay, and to indemnify, defend and hold harmless the Indemnified Parties from any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Conveyed Property to SPE 1 hereunder and the further pledge by SPE 1 to the Agent, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege, transfer or license taxes and costs, expenses and reasonable attorneys’ fees in defending against the same, whether arising by reason of the acts to be performed by the Depositor under this Agreement or imposed against SPE 1, the Agent or a Lender or otherwise.

(c) The obligations of the Depositor under this Section 9 to indemnify the Indemnified Parties shall survive the assignment or termination of this Agreement and the resignation or removal of the parties hereto and continue until the Obligations are paid in full or otherwise released or discharged.

Section 10. Taxes. Any transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Law in connection with the transfer of the Conveyed Property to SPE 1 shall be paid by the Depositor.

Section 11. Miscellaneous Provisions.

(a) Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

(b) Successors. This Agreement shall be binding upon and inure to the benefit of the Depositor, SPE 1 and their respective successors and permitted assigns; for the avoidance of doubt, upon the occurrence of the BDC Event, BDC shall be the successor to the Depositor hereunder and therefore responsible for all actions and liabilities of the Depositor hereunder whether or not occurring prior to the BDC Event. The Agent (for the benefit of the Lenders) shall be an express third party beneficiary of this Agreement, entitled directly to enforce this Agreement. The Depositor may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of SPE 1 and the Agent (acting at the direction of the Majority Lenders). SPE 1 may, and intends to, assign all of its rights hereunder to the Agent for the benefit of the Lenders and the Depositor consents to such assignment, and the parties hereto hereby agree that Agent is an express third party beneficiary of this Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Depositor pursuant to Section 5 and the repurchase and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by SPE 1 and the Agent.

(c) Further Assurances. From time to time, at the request of SPE 1, the Depositor at its own expense, will execute and deliver such other documents and instruments, and take such other action, as SPE 1 may reasonably request in order to consummate more effectively the transactions contemplated hereby.

(d) Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE AND ACCEPTED BY THE PARTIES HERETO IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT.

(e) Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH PARTY HERETO WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH PARTY HERETO AGREES THAT SERVICE OF PROCESS UPON ANY PARTY HERETO AT THE ADDRESS FOR SUCH PARTY SET FORTH ON THE SIGNATURE PAGES HERETO AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH PARTY IN THE MANNER PROVIDED IN SECTION 10.3 OF THE CREDIT AGREEMENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

(f) Waiver of Trial by Jury. EACH PARTY HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement in portable document format or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

(h) Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth in Section 10.3 of the Credit Agreement.

(j) Entire Agreement. This Agreement, including any exhibits, schedules, other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) No Proceedings. Until the last date that is one year and one day following the payment in full of the Obligations, the Depositor hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against SPE 1, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

(l) Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(m) Non-Petition. The Depositor hereby agrees that it will not institute against, or join any other Person in instituting against, SPE 1 any bankruptcy proceeding so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the date all Obligations due and owing under the Credit Agreement have been paid in full and SPE 1 shall have no right to request Advances thereunder. The Depositor hereby acknowledges that (i) SPE 1 has no assets other than the Conveyed Property, (ii) SPE 1 shall, immediately upon Transfer hereunder, pledge its rights in the Conveyed Property to the Agent, on behalf of the Secured Parties, pursuant to the Security Agreement, and (iii) Collections generated by the Conveyed Property will be applied to payment of SPE 1’s obligations under the Credit Agreement. In addition, the Depositor shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any advisor, officer, employee, director, manager, member or Affiliate of SPE 1 or any of its successors or assigns. The provisions of this Section 11(o) shall survive the termination of this Agreement.

(n) Termination. Other than as expressly set forth herein, this Agreement shall terminate upon the payment in full of the Obligations under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRINITY CAPITAL FUND IV, L.P., as Depositor

By:	TRINITY PARTNERS IV, LLC, its general partner

By:	/s/ Steven L. Brown
Name:	Steven L. Brown
Title:	Authorized Signatory

TRINITY FUNDING 1, LLC

By:	/s/ Steven L. Brown
Name :	Steven L. Brown
Title:	Authorized Signatory

Signature Page to SPE 1 Sale and Contribution Agreement

SCHEDULE I

See Exhibit A (Schedule of Assets)

EXHIBIT A

SCHEDULE OF ASSETS

(See attached)

SCHEDULE OF INVESTMENTS
TRINITY CAPITAL FUND IV, LLP
January 8, 2020

(unaudited, in thousands)

Portfolio Company	Type of Investment	Maturity Date	Interest Rate	Principal Amount	Cost	Fair Value*
Debt Investments
Etagen, Inc.	Senior Secured	August 1, 2023	Fixed interest rate 11.0%; EOT 3.8%	$1,900	$1,862	$1,862
Impossible Foods, Inc.	Senior Secured	July 1, 2020	Fixed interest rate 11.0%; EOT 9.5%	$114	$161	$168
Invenia, Inc.	Senior Secured	January 1, 2023	Fixed interest rate 11.5%; EOT 5.0%	$7,000	$7,086	$7,305
Invenia, Inc.	Senior Secured	May 1, 2023	Fixed interest rate 11.5%; EOT 5.0%	$4,000	$4,063	$4,179
Invenia, Inc.	Senior Secured	January 1, 2024	Fixed interest rate 11.5%; EOT 5.0%	$3,000	$3,000	$3,086
Knockaway, Inc.	Senior Secured	September 1, 2023	Fixed interest rate 11.0%; EOT 3.0%	$1,250	$1,246	$1,258
RapidMiner, Inc.	Senior Secured	October 1, 2023	Fixed interest rate 12.0%; EOT 4.0%	$10,000	$9,756	$9,790
UnTuckIt, Inc.	Senior Secured	June 1, 2023	Fixed interest rate 12.0%; EOT 5.0%	$4,000	$4,040	$4,228
BackBlaze, Inc.	Equipment Lease	June 1, 2023	Fixed interest rate 7.4%; EOT 11.5%	$302	$315	$331
Bowery Farming, Inc.	Equipment Lease	January 1, 2023	Fixed interest rate 8.3%; EOT 5.0%	$873	$800	$864
Happiest Baby, Inc.	Equipment Lease	September 1, 2022	Fixed interest rate 8.1%; EOT 5.0%	$415	$397	$424
Happiest Baby, Inc.	Equipment Lease	November 1, 2022	Fixed interest rate 8.6%; EOT 5.0%	$540	$550	$590
Robotany, Inc.	Equipment Lease	August 1, 2022	Fixed interest rate 8%; EOT 15%	$1,012	$1,028	$1,028
Seaon Environmental, LLC	Equipment Lease	January 1, 2023	Fixed interest rate 9.0%; EOT 5.0%	$1,495	$1,513	$1,592
WanderJaunt, Inc.	Equipment Lease	April 1, 2023	Fixed interest rate 10.2%; EOT 12.0%	$500	$450	$450
WanderJaunt, Inc.	Equipment Lease	July 1, 2023	Fixed interest rate 10.2%; EOT 12.0%	$1,495	$1,495	$1,495

Total: Debt Investments				$37,896	$37,762	$38,650

Portfolio Company	Type of Investment	Shares	Series	Cost	Fair Value
Equity Investments
Vertical Communications, Inc.	Senior Secured	n/a	Convertible Notes (1)(2)	$3,550	$2,736

Portfolio Company	Type of Investment	Expiration Date	Series	Shares	Strike Price	Cost	Fair Value
Warrant Investments

Bowery Farming, Inc.	Warrant	June 10, 2029	Common Stock	17,216	$5.08	$91	$89
Etagen, Inc.	Warrant	July 9, 2029	Common Stock	28,037	$1.15	$58	$57
Happiest Baby, Inc.	Warrant	May 15, 2029	Common Stock	54,766	$0.33	$34	$61
RapidMiner, Inc.	Warrant	March 25, 2029	Preferred Series C-1	11,624	$60.22	$381	$434
Robotany, Inc.	Warrant	July 19, 2029	Common Stock	9,267	$1.52	$52	$40

Total: Warrant Investments						$616	$681

Total Investment in Securities						$41,928	$42,067

*As of schedule date; subject to audit

(1) Interest rate is the fixed rate of the senior secured debt investment and does not include any original issue discount, end-of-term (EOT) payment, or any additional fees related to the investments, such as deferred interest, commitment fees, prepayment fees or exit fees. EOT payments are contractual and fixed interest payments due in cash at the maturity date of the loan, including upon prepayment, and are a fixed amount determined at the inception of the loan. At the end of the term of certain equipment leases, the lessee has the option to purchase the underlying assets at fair market value in certain cases subject to a cap, or return the equipment and pay a restocking fee. The fair values of the financed assets have been estimated as a percentage of original cost for purpose of the EOT payment value. The EOT payment is amortized and recognized as non-cash income over the loan or lease prior to its payment.

(2) Principal balance of $3.6 million at period end.

EXHIBIT B

ADDITIONAL ASSET SUPPLEMENT

This ADDITIONAL ASSET SUPPLEMENT NO.       (this “Supplement”) dated as of             , is by and between Trinity Capital Fund IV, L.P. (the “Depositor”), and Trinity Funding 1, LLC (“SPE 1”), pursuant to the Agreement referred to below.

WITNESSETH:

WHEREAS, the Depositor and SPE 1 are parties to that certain Sale and Contribution Agreement dated as of January 8, 2020 (as such agreement may have been, or may from time to time be, further amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Depositor wishes to designate Additional Assets to be included on the Schedule of Assets, and the Depositor wishes to Transfer the Additional Assets to SPE 1 pursuant to this Supplement; and

WHEREAS, SPE 1 wishes to purchase and acquire such Additional Assets subject to the terms and conditions hereof.

NOW, THEREFORE, the Depositor and SPE 1 hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Additional Conveyed Property” shall have the meaning set forth in Section 3 hereto.

“Cut-Off Date” shall mean [    ].

“Transfer Date” shall mean the date hereof.

2. Designation of Additional Assets. The Depositor delivers herewith the Supplemental Schedule containing a true and complete list of the Assets Transferred hereunder. Such Supplemental Schedule is incorporated into and made part of this Supplement and shall supplement the Schedule of Assets.

3. Sale of Additional Assets.

The Depositor does hereby Transfer to SPE 1, all of its right, title and interest in and to, and obligations under, (i) the Assets listed in the Supplemental Schedule attached hereto and all monies due, to become due or paid in respect thereof on and after the Cut-Off Date and all Insurance Proceeds and other recoveries thereon arising after the Cut-Off Date, (ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Assets, (iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character (including, without limitation, any warrants executed by an Obligor with respect to such Assets) from time to time supporting or securing payment for such Assets, (iv) all documents relating to the applicable Custodian File and other records relating to the Assets and the Related Property, and (v) all income, payments, proceeds and other benefits of the foregoing, including, but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions and other property consisting of, arising out of, or related to the foregoing (the property described in the foregoing clauses (i) through (v) being referred to as the “Additional Conveyed Property”).

In connection with the foregoing sale and if necessary, the Depositor agrees to record and file one or more financing statements (and continuation statements or other amendments with respect to such financing statements when applicable) with respect to the Additional Conveyed Property meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Conveyed Property to SPE 1, and to deliver a file-stamped copy of such financing statements and continuation statements (or other amendments) or other evidence of such filing to SPE 1.

In connection with the foregoing sale, the Depositor further agrees, on or prior to the date of this Supplement, to cause the portions of its computer files relating to the Additional Conveyed Property Transferred on such date to SPE 1 to be clearly and unambiguously marked to indicate that each such Additional Conveyed Property has been Transferred on such date to SPE 1 pursuant to the Agreement and this Supplement.

4. Acceptance by SPE 1. SPE 1 hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplement, the Depositor delivered to SPE 1 the Supplemental Schedule described in Section 2 of this Supplement with respect to all Assets to be Transferred hereunder.

5. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to SPE 1 on the Transfer Date that each representation and warranty to be made by it on the Transfer Date pursuant to the Agreement is true and correct, and that each such representation and warranty is hereby incorporated herein by reference as though fully set out in this Supplement.

6. Ratification of the Agreement. The Agreement is hereby ratified, and all references to the Agreement shall be deemed from and after the Transfer Date to be references to the Agreement as supplemented and amended by this Supplement. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Agreement.

7. Counterparts. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Supplement by facsimile or other electronic transmission (i.e., "pdf" or "tif") shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

8. GOVERNING LAW. THIS SUPPLEMENT SHALL, AS PERMITTED BY SECTION 5 1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRINITY CAPITAL FUND IV, L.P.

By:
Name:
Title:
Address:

Telephone:
Facsimile:

TRINITY FUNDING 1, LLC

By:
Name:
Title:
Address:

Telephone:
Facsimile:

Supplemental Schedule